Exhibit 99.1

ARES CAPITAL CORPORATION ANNOUNCES SHAREHOLDER APPROVAL FOR
THE ISSUANCE OF SHARES IN CONNECTION WITH ALLIED CAPITAL MERGER

Merger is Expected to Close on or around April 1, 2010

NEW YORK, NY—March 26, 2010—Ares Capital Corporation (NASDAQ: ARCC) announced today that its shareholders approved the issuance of the shares of Ares Capital common stock in connection with its merger with Allied Capital Corporation.  The results of the vote on the proposed stock issuance was approved by a near unanimous percentage of Ares Capital’s shareholders who voted on the matter, and was tabulated and announced at the special meeting held today in Washington, DC.  The results of the shareholder vote were certified by an Independent Inspector of Election.

In addition, at its own special meeting today, Allied Capital shareholders voted to approve the merger and the merger agreement proposal described in the Joint Proxy Statement/Prospectus.

“We would like to thank both our shareholders and Allied Capital’s shareholders for their strong support throughout this process as well as the confidence they have placed in us as we move forward,” stated Michael Arougheti, President of Ares Capital.  “We are excited to close our merger with Allied Capital which we believe will contribute many strategic benefits to our company, including a stronger capital base, increased scale and additional portfolio diversification.  We look forward to executing on our post-closing strategy to deliver strong results for our shareholders.”

Ares Capital anticipates the closing of the Allied Capital merger to take place on or around April 1, 2010, subject to the satisfaction or waiver, where legally permissible, of final closing conditions.  Upon closing, each outstanding share of Allied Capital common stock will be converted into 0.325 shares of Ares Capital common stock, subject to the payment of cash instead of any fractional shares.  Ares Capital shareholders are currently expected to own approximately 70% of the combined company’s outstanding common stock, with Allied Capital shareholders expected to own approximately 30% of the combined company’s outstanding common stock.

About Ares Capital Corporation

Ares Capital Corporation is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle-market companies.  Ares Capital Corporation invests primarily in first- and second-lien loans and mezzanine debt, which in some cases includes an equity component.  To a lesser extent, Ares Capital Corporation also makes equity investments.  Ares Capital Corporation is externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, an SEC registered investment adviser and alternative asset investment management firm with approximately $33 billion of committed capital under management as of December 31, 2009.  Ares Capital Corporation is a closed-end, non-diversified management investment company that has elected to be regulated as a Business Development Company under the Investment Company Act of 1940. For additional information, please visit our website at www.arescapitalcorp.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the future performance or financial condition of Ares Capital or Allied Capital or the combined company following the merger. Ares Capital cautions readers that any forward-looking information is not a guarantee of future performance, condition or results and involves a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including, among others, future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts.  Factors that may affect future results and condition are described in Ares Capital’s and Allied Capital’s filings with the SEC, each of which is available at the SEC’s web site http://www.sec.gov or http://www.arescapitalcorp.com or http://www.alliedcapital.com, respectively.  Ares Capital disclaims any obligation to update and revise statements made herein based on new information or otherwise.

Ares Capital Investor Contact:

Carl G. Drake

(404) 814-5204